SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-TRANS-LUX CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       6/11/07            2,000             6.2000
                       6/11/07            1,700             6.2506
                       6/06/07              700             6.1500
                       6/06/07              100             6.3500
                       6/05/07            4,900             6.3306
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/04/07           10,000             6.2845
              GABELLI DIVIDEND & INCOME TRUST
                       5/22/07            2,400             6.9208

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.